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                                                                   EXHIBIT 11.1


                          FIRST AVIATION SERVICES INC.


                 STATEMENT RECOMPUTATION OF PER SHARE EARNINGS

                                                                 Five-month      Eight-month     Six-month       Nine-month
                                                                period ended    period ended    period ended    period ended
                                                                 October 31,     January 31,      July 31,       October 31,
                                                                    1995            1996            1996            1996
                                                                ------------    ------------    ------------    ------------

Shares used in calculation of net income per common share:
  Weighted average common shares outstanding                     3,556,665       3,556,665        3,556,665       3,556,665
  Shares related to SAB Nos. 55, 64 and 83                       1,973,056       1,973,056        1,883,684       1,734,730
                                                                ----------      ----------       ----------      ----------
        Total                                                    5,529,721       5,529,721        5,440,349       5,291,395
                                                                ==========      ==========       ==========      ==========

Income (loss) applicable to common shareholders                         --       1,787,000        1,645,000       2,289,000
Extraordinary item                                                      --              --         (864,000)       (864,000)
                                                                ----------      ----------       ----------      ----------
Net income (loss) applicable to common shareholders             $1,181,000      $1,787,000       $  781,000      $1,425,000
                                                                ==========      ==========       ==========      ==========

Income (loss) applicable to common shareholders
   before extraordinary item                                    $     0.21      $     0.32       $     0.30      $     0.43
Extraordinary item                                                      --              --            (0.16)          (0.16)
                                                                ----------      ----------       ----------      ----------
Net income (loss) applicable to common shareholders             $     0.21      $     0.32       $     0.14      $     0.27
                                                                ==========      ==========       ==========      ==========


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